Exhibit 99.1

Vistagen Reports Fiscal Year 2026 Financial Results and Provides Corporate Update

Completed randomized portion of PALISADE-4 Phase 3 trial of fasedienol for the acute treatment of social anxiety disorder; topline results expected this month

Completed randomized portion of fasedienol Phase 2 repeat dose study; topline results expected in third quarter 2026

Achieved minimum ICH E1 safety exposure recommendations across fasedienol clinical program

Reported preliminary positive data from open-label extension portion of PALISADE-3 Phase 3 trial

Received FDA “Study May Proceed” letter under refisolone Investigational New Drug (IND) application to support further clinical development in the U.S. for treatment of moderate to severe vasomotor symptoms (hot flashes) due to menopause

SOUTH SAN FRANCISCO, Calif - June 15, 2026 - Vistagen (Nasdaq: VTGN), a late clinical-stage biopharmaceutical company pioneering neuroscience with nose-to-brain neurocircuitry to develop and commercialize a new class of intranasal product candidates called pherines, today reported financial results for its fiscal year ended March 31, 2026, and provided a corporate update.

"We made meaningful progress in fiscal 2026, advancing three significant late-stage programs in our novel pherine pipeline for people living with social anxiety disorder, depression, and menopausal hot flashes," said Shawn Singh, President and Chief Executive Officer of Vistagen. "We expect topline results from the randomized portion of our PALISADE-4 Phase 3 trial later this month. If successful, we believe that PALISADE-4, together with the positive results from our PALISADE-2 Phase 3 trial and further evidence we plan to generate to support the clinical meaningfulness of the duration and magnitude of effect of fasedienol, could provide substantial evidence of effectiveness in support of a potential fasedienol NDA for the acute treatment of social anxiety disorder. We remain steadfast in our commitment to helping improve lives underserved by current treatment options.”

Corporate and Program Highlights

Fasedienol for the Acute Treatment of Social Anxiety Disorder

•Completed the randomized portion of the PALISADE-4 Phase 3 trial evaluating fasedienol for the acute treatment of social anxiety disorder; topline results from the randomized portion of PALISADE-4 are expected in June 2026.

•Refined the PALISADE-4 statistical analysis plan (SAP), incorporating baseline pre-dose Subjective Units of Distress Scale (SUDS) scores as a prespecified covariate in the primary efficacy analysis. While there is no guarantee the refinements to the PALISADE-4 SAP will result in a positive outcome for the study, the Company believes the refined SAP reflects established statistical principles supporting the use of baseline covariates in randomized clinical trials consistent with U.S. Food and Drug Administration (FDA) guidance regarding adjustments for covariates.

◦Reported preliminary positive data from the ongoing open-label extension portion of the PALISADE-3 Phase 3 trial of fasedienol demonstrating fasedienol has been well-tolerated, with no new drug-related safety findings or trends identified, and a clinically relevant improvement over time on both the clinician-administered Liebowitz Social Anxiety Scale (LSAS) and the Social Phobia Inventory (SPIN) over the first four months of treatment.

◦Achieved minimum exposure recommendations outlined in the ICH E1 guideline, with more than 1,500 individuals exposed to fasedienol, including more than 400 subjects with six months of exposure and more than 100 subjects with twelve months of exposure. Although the Company believes the minimum ICH E1 recommendations have been met, it has not yet aligned with the FDA on the specific patient exposure requirements to support a potential fasedienol NDA submission.

•Completed the randomized portion of the fasedienol Phase 2 repeat dose study, designed to incorporate FDA feedback to evaluate the effect of repeat dosing of fasedienol, potential dosing interval for repeat dose, as well as potential dose response and duration of effect; topline results from the randomized portion of the study expected in the third quarter of 2026.

Refisolone for Treatment of Vasomotor Symptoms (Hot Flashes) Due to Menopause

•Received FDA “Study May Proceed” clearance under an Investigational New Drug (IND) application to support further clinical development of refisolone in the United States as a potential rapid-onset, hormone-free, and non-systemic treatment option for women experiencing moderate to severe vasomotor symptoms due to menopause.

•Presented data at The Menopause Society 2025 Annual Meeting in Orlando, Florida, in October 2025, demonstrating refisolone’s potential as a rapidly-acting pherine product candidate for treating vasomotor symptoms (hot flashes) due to menopause.

Itruvone for Treatment of Major Depressive Disorder

•Continued preparations for future clinical development activities designed to advance itruvone as a potential rapid-onset treatment for major depressive disorder.

Leadership and Corporate Updates

•Appointed Angel S. Angelov, M.D., MBA, as Chief Medical Officer, bringing significant neuroscience and clinical development expertise to Vistagen.

•Appointed Nick Tressler, MBA, as Chief Financial Officer, adding more than 20 years of financial leadership experience in the life sciences industry and expertise in corporate finance, operational execution, and strategic growth initiatives.

•Appointed Elissa Cote as Chief Corporate Development Officer, adding nearly 30 years of business development, strategic planning, licensing, and partnership experience to support advancement of Vistagen's pherine pipeline and strategic initiatives.

•Implemented targeted cost-management initiatives designed to prioritize capital allocation toward key clinical milestones and extend operating runway.

•Received the Platinum Bell Seal for Workplace Mental Health from Mental Health America and earned Great Place To Work® Certification, reflecting Vistagen's commitment to employee well-being and workplace culture.

Financial Results for Fiscal Year Ended March 31, 2026

Research and Development Expense

•Research and development expense was $55.0 million for the fiscal year ended March 31, 2026, compared with $39.4 million for the fiscal year ended March 31, 2025. The change was primarily attributable to activities supporting the U.S. registration-directed PALISADE Program for fasedienol, manufacturing and CMC activities, and development of the Company's pherine product candidates.

General and Administrative Expense

•General and administrative expense was $18.4 million for the fiscal year ended March 31, 2026, compared with $17.1 million for the fiscal year ended March 31, 2025.

Net Loss

•Net loss was $69.7 million for the fiscal year ended March 31, 2026, compared with $51.4 million for the fiscal year ended March 31, 2025.

Cash Position

•Cash, cash equivalents, and marketable securities were $45.4 million as of March 31, 2026. Based on current operating plans, Vistagen believes its cash, cash equivalents, and marketable securities will be sufficient to fund operations into 2027.

About Vistagen

Vistagen (Nasdaq: VTGN) is a late clinical-stage biopharmaceutical company leveraging a deep understanding of nose-to-brain neurocircuitry to develop and commercialize a new class of rapid-onset neurocircuitry-focused intranasal product candidates called pherines. Vistagen’s pherine product candidates are designed to achieve therapeutic benefits without requiring absorption into the blood or uptake into the brain, giving them the potential to be a safer alternative to other pharmacological options, if successfully developed and approved. Vistagen’s most advanced intranasal pherine product candidates are fasedienol in U.S. Phase 3 development for the acute treatment of social anxiety disorder, itruvone for treatment of major depressive disorder, and refisolone for treatment of vasomotor symptoms (hot flashes) due to menopause. Connect at www.Vistagen.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including, without limitation, Vistagen’s anticipated timing for the announcement of top-line results from the randomized portion of PALISADE-4 and its Phase 2 repeat dose study; Vistagen’s beliefs about the significance of achieving minimum patient exposure recommendations referenced in the ICH E1 guidance; the favorable safety and tolerability data of fasedienol observed to date; statements regarding indication of favorable safety data and improvements observed over time by patients in the OLE portion of PALISADE-3; Vistagen’s belief that the Company is well-positioned to execute its strategic objectives while maintaining financial discipline and flexibility; statements regarding the refinements to the PALISADE-4 SAP, and the ability of the refined PALISADE-4 SAP to result in a positive outcome for PALISADE-4; the continued development of refisolone, itruvone, and Vistagen's other pherine product candidates; and Vistagen's belief that its cash, cash equivalents, and marketable securities will be sufficient to fund operations into 2027.

These forward-looking statements involve known and unknown risks that are difficult to predict and include all matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Vistagen and its management, are inherently uncertain. As with all pharmaceutical products, there are substantial risks and uncertainties in the process of development and commercialization, and actual results or developments may differ materially from those projected or implied in these forward-looking statements. There can be no guarantee that any of Vistagen’s product candidates, including fasedienol, will successfully complete ongoing or future clinical trials within estimated timelines or at all, receive regulatory approval or be commercially successful. Other factors that may cause such a difference include, without limitation, risks and uncertainties relating to conducting and/or completing ongoing clinical trials, including those that are a part of the PALISADE Phase 3 program for fasedienol in social anxiety disorder, as currently expected or at all; Vistagen’s ability to ability to successfully employ cash preservation measures and/or secure adequate financing for its operations, including financing or collaborative support for continued clinical development of its product candidates; Vistagen's dependence on third-party collaborators for the development, regulatory approval, and/or commercialization of its product candidates and other aspects of its business, which are outside of Vistagen's full control; the scope and enforceability of Vistagen’s patents, including patents related to Vistagen’s pherine product candidates; fluctuating costs of materials and other resources and services required to conduct Vistagen’s ongoing and/or planned clinical and non-clinical trials; market conditions; the impact of general economic, industry or political conditions in the United States or internationally; and other technical and unexpected hurdles in the development, manufacture and commercialization of Vistagen’s product candidates. These risks and others are more fully discussed in the section entitled “Risk Factors” in Vistagen’s Annual Report on Form 10-K for the period ended March 31, 2026, as well as discussions of potential risks, uncertainties, and other important factors in our other filings with the U.S. Securities and Exchange Commission (SEC). Vistagen’s SEC filings are available on the SEC’s website at www.sec.gov. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing Vistagen’s views as of any subsequent date. Vistagen explicitly disclaims any obligation to update any forward-looking statements other than as may be required by law. If Vistagen does update one or more forward-looking statements, no inference should be made that Vistagen will make additional updates with respect to those or other forward-looking statements.

VISTAGEN THERAPEUTICS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)

	March 31,
	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$30,789	$67,131
Marketable securities	14,614	13,351
Prepaid expenses and other current assets	1,540	1,594
Total current assets	46,943	82,076
Property and equipment, net	427	476
Right-of-use asset - operating lease	801	1,335
Other assets	393	454
Total assets	$48,564	$84,341

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,535	$653
Accrued expenses	8,755	8,810
Deferred revenue - current portion	1,710	2,588
Operating lease liability - current portion	699	561
Total current liabilities	12,795	12,612
Deferred revenue - non-current portion	—	391
Operating lease liability - non-current portion	249	948
Total liabilities	13,044	13,951
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized at March 31, 2026 and March 31, 2025; no shares outstanding at March 31, 2026 and March 31, 2025	—	—
Common stock, $0.001 par value; 325,000,000 shares authorized at March 31, 2026 and March 31, 2025; 39,624,839 and 29,001,481 shares issued at March 31, 2026 and March 31, 2025, respectively	40	29
Additional paid-in capital	516,767	481,956
Treasury stock, at cost, 4,522 shares of common stock held at March 31, 2026 and March 31, 2025	(3,968)	(3,968)
Accumulated other comprehensive gain (loss)	(2)	5
Accumulated deficit	(477,317)	(407,632)
Total stockholders’ equity	35,520	70,390
Total liabilities and stockholders’ equity	$48,564	$84,341

VISTAGEN THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share data)

	Year Ended March 31,
	2026	2025
Revenues:
Sublicense and other revenue	$1,269	$486
Total revenues	1,269	486
Operating expenses:
Research and development	54,974	39,375
General and administrative	18,421	17,084
Total operating expenses	73,395	56,459
Loss from operations	(72,126)	(55,973)
Other income, net:
Interest income, net	2,441	4,557
Other income, net	7	5
Loss before income taxes	(69,678)	(51,411)
Income taxes	(7)	(7)
Net loss	$(69,685)	$(51,418)
Unrealized gain (loss) on marketable securities	$(7)	$5
Comprehensive loss	$(69,692)	$(51,413)
Basic and diluted net loss per common share	$(1.83)	$(1.67)
Weighted average common shares outstanding, basic and diluted	38,073,926	30,877,029

Investor Inquiries:
IR@vistagen.com

Media Inquiries:
media@vistagen.com